EXHIBIT 99.1

Aebi Schmidt Group closed Q4 2025 with Adjusted EBITDA growing by 31% and Order Intake increasing by 46% vs Q4 2024, well positioned to accelerate order conversion and grow profitability in 2026

  2025 closed with exceptional order momentum: Q4 2025 Order Intake increased 46% vs Q4 2024 and Order Backlog reached a multi-year record of over $1.2b, positioning the Group for significant growth in 2026, driven by new product launches, expanded North America locations and Europe dealer coverage
  Q4 2025 Net Sales increased to $528m, an increase of 6% vs Q4 2024; Full Year 2025 Net Sales of $1,907m, +2% vs Full Year 2024
  Adjusted EBITDA grew to $48.1m in Q4 2025, representing a 9.1% Adjusted EBITDA margin, an increase of 31%, or ~170 bps, vs Q4 2024; Full Year 2025 Adjusted EBITDA of $156.0m, +13% vs Full Year 2024
  Q4 2025 Net income rose to $8.8m, an increase of $2.7m vs Q4 2024
  2026 Financial Guidance includes Net Sales of $1.95b to $2.15b, Adjusted EBITDA of $175m to $195m, and leverage at year-end 2026 below or equal to 2.0x.

FRAUENFELD, Switzerland, March 19, 2026 (GLOBE NEWSWIRE) -- Aebi Schmidt Group (NASDAQ: AEBI) (“Aebi Schmidt”, the “Group”, or the “Company”), a world-class specialty vehicles leader, reports strong EBITDA growth and record order backlog, providing a solid foundation to the Group to accelerate order conversion and grow profitability in 2026.

“Aebi Schmidt Group delivered a strong finish to 2025, with exceptional order momentum and a multi-year record Order Backlog,” said Barend Fruithof, Group CEO. “2025 was a historic year for Aebi Schmidt with the acquisition of Shyft and the listing on NASDAQ.”

Fourth Quarter and Full Year2 2025 Financial Results

  Q4 2025 Order Intake increased 46% vs Q4 2024, with significant growth in North America, driven by Airport/Chassis, Municipal, and first signs of a recovery of walk-in-van orders
  December 31, 2025, Order Backlog increased 7% to $1,212m since September 30, 2025, supporting expected strong growth in 2026. Order Backlog is expected to translate into Net Sales within 15 months
  Q4 2025 Net Sales of $528m, an increase of $28m, or 6%, from $500m in Q4 2024
    North America Net Sales decreased 2% to $346m from $353m in Q4 2024, driven by a 5% decrease vs Q4 2024 of legacy Shyft due to weakness in walk-in-vans and truck bodies, which was partially offset by a 2% increase vs Q4 2024 of legacy Aebi Schmidt North America
    Europe/RoW Net Sales increased 25% to $183m vs Q4 2024, with strong growth against a challenging market environment
  Q4 2025 Net income of $8.8m increased $2.7m from $6.1m in Q4 2024
  Adjusted EBITDA increased to $48.1m, an increase of 31% in Q4 2025 vs Q4 2024
    North America Adjusted EBITDA in Q4 2025 decreased 4% vs Q4 2024 to $30.0m; representing an 8.7% Adjusted EBITDA margin, down 20 bps vs Q4 2024 driven by weakness in walk-in-van and truck body sales, partially offset by the realization of merger synergies and improved production efficiency
    Europe/RoW Adjusted EBITDA in Q4 2025 increased significantly by 234% vs Q4 2024 to $18.1m; representing a 9.9% Adjusted EBITDA margin, driven by increased sales volume, strong gross margin performance and good cost control
  Full Year 2025 Net Sales of $1,907m, a 2% increase vs Full Year 2024
  Full Year 2025 Adjusted EBITDA rose 13% vs prior year and reached $156.0m, with 8.2% Adjusted EBITDA margin

“The Group experienced strong order momentum and profitability growth in the Fourth Quarter, as we have seen the impacts from the implementation of our sales excellence program at the acquired Shyft businesses, and initial signs of a recovery in walk-in-van orders,” commented Marco Portmann, Group CFO, and continued “We expect revenue conversion to ramp-up beginning in the second quarter, with a pronounced quarterly seasonality in 2026, and a notably stronger second half of the year.”

  Net Working Capital decreased to $423m at the end of Q4 2025, down 6% vs the end of Q3 2025
  Net Debt decreased by $32m, or 7%, to $437m as of December 31, 2025, vs as of September 30, 2025, reducing leverage significantly to 2.8x

“We continue to drive improvements in our Net Working Capital through more efficient processes and capital allocation,” said Marco Portmann. “We are pleased to end 2025 with a leverage ratio well below our stated target of 3.0x, as we work toward reaching our leverage target of below or equal to 2.0x by year-end 2026”

2026 Financial Outlook and Guidance

  Net Sales of $1.95b to $2.15b, assuming a continued recovery in walk-in-van orders, and no material impact from adverse geopolitical developments or elevated inflation
  Adjusted EBITDA of $175m to $195m, expecting continued materialization of merger synergies
  Leverage1 below or equal to 2.0x by year-end 2026, assuming further structural improvements in working capital efficiency and prior to any impacts from acquisitions

In 2026, a stronger seasonality is expected, with a slow start in the First Quarter due to market softness and geopolitical uncertainty, followed by backlog conversion and production ramp-up in the Second Quarter. In the Second Half of 2026, market recovery, merger synergies, and seasonal demand are expected to drive stronger performance.

“Based on our strong order momentum and Order Backlog, we expect significant organic growth and improved profitability, particularly in the second half of 2026, driven by the ramp-up in walk-in-vans and municipal production footprint and efficiency, as well as the further materialization of revenue and procurement synergies,” said Barend Fruithof.

Fourth Quarter and Full Year 2025 Earnings Call
The Company will host an earnings conference call and webcast today at 8:30am Eastern Time. Investors and analysts can access the conference call and webcast, including conference call materials, at https://www.aebi-schmidt.com/investors, or directly through:

  https://edge.media-server.com/mmc/p/a2e25xrm for the webcast, and
  https://register-conf.media-server.com/register/BI10ab955684614ca0a5c3b049395d6839 for the live conference call with the ability to ask questions during the Q&A.
_____________________________
[1]	See Non-GAAP Financial Measures for additional information regarding non-GAAP financial measures.
[2]	Financial results up until June 30, 2025, provided as basis for comparison of our Fourth Quarter and Full Year 2025 performance, include results for Aebi Schmidt and The Shyft Group on a combined basis inclusive of the period prior to the merger on July 1, 2025. Historical information presented on a combined basis does not reflect any pro-forma adjustments or adjustments for costs related to integration activities, cost savings or synergies that have occurred or may be achieved if the merger occurred on January 1, 2024.

Media contact
Tina Fischer, Corporate Communication
media@aebi-schmidt.com
Phone: +41 44 308 58 48

Investor Contact
Simone Grancini, Director Investor Relations
investor.relations@aebi-schmidt.com
Phone: +41 44 308 58 77	Further information https://www.aebi-schmidt.com https://www.youtube.com/AebiSchmidtGroup https://media.aebi-schmidt.com (pictures, logos)

About Aebi Schmidt Group
Aebi Schmidt Group is a world-class specialty vehicles leader, positioned to accelerate growth and drive exceptional value. The Group, with its headquarters in Switzerland and listed on the NASDAQ, has generated Net Sales of $1.9b in 2025. Aebi Schmidt Group employs around 6,000 employees, with production facilities and service and upfit centers across Europe and North America.

Forward-looking statements
This release contains information, including our sales and earnings guidance, all other information provided with respect to our outlook for 2026 and future periods, and other statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using words such as "believe," "expect," "intend," "potential," "future," "may," "will," "should," and similar expressions or by using future dates or targets in connection with any discussion of, among other things, the construction or operation of new or existing facilities, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, anticipated cost savings and attainment of merger synergies, potential capital and operational cash improvements, changes in supply and demand conditions and prices for our products, trade duties and other aspects of trade policy, statements regarding our future strategies, products and innovations, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only Aebi Schmidt's beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of Aebi Schmidt's control. It is possible that Aebi Schmidt's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from Aebi Schmidt's historical experience and our present expectations or projections. More information about factors that potentially could affect our financial results is included in our filings with the SEC, which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
To supplement its reporting of financial measures determined in accordance with generally accepted accounting principles in the United States ("GAAP"), Aebi Schmidt utilizes certain non-GAAP financial measures. Aebi Schmidt utilizes non-GAAP financial measures such as Adjusted EBITDA, Adjusted EBITDA margin, and Net Debt to separate the impact of certain items from the underlying business. Because Aebi Schmidt uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Aebi Schmidt's underlying business performance and the performance of its management. To aid investors and analysts with year-over-year comparability for the combined business of Aebi Schmidt and Shyft, the Company has also presented certain of these non-GAAP financial measures on a "Combined " basis. Combined non-GAAP financial measures include results for both Aebi Schmidt and Shyft on a combined basis inclusive of periods prior to the merger. Information presented on a combined basis does not reflect pro-forma adjustments or other adjustments for costs related to integration activities, cost savings or synergies that have been or may be achieved if the business combination occurred on January 1, 2024. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Aebi Schmidt's financial statements prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. Also, other companies might calculate these measures differently. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

The Company did not provide reconciliations of forward-looking non-GAAP financial measures, such as Adjusted EBITDA and Leverage, to the most comparable GAAP financial measure because the Company is unable to provide a meaningful or accurate calculation or estimation of reconciling items, and the information is not available without unreasonable effort. The Company is unable to address the probable significance of the unavailable information.

Aebi Schmidt Group
Combined Financial Summary (Non-GAAP, unaudited)1
(in thousands)

Financial results up until June 30, 2025, include results for Aebi Schmidt and The Shyft Group on a combined basis inclusive of the period prior to the merger on July 1, 2025, and are provided as basis for comparison of our Fourth Quarter and Full Year 2025 performance. Historical information presented on a combined basis does not reflect any pro-forma adjustments or adjustments for costs related to integration activities, cost savings or synergies that have occurred or may be achieved if the merger occurred on January 1, 2024.

Adj. EBITDA ($m)	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025

Net Sales	499’659	453’785	453’706	471’325	528’371
Net Income / Loss	6’068	626	-7’895	1’194	8’772
Add (subtract)
Interest Expense	10’138	9’164	12’153	14’228	11’761
Depreciation & amortization	12’788	12’127	11’778	14’990	16’159
Income tax (benefit) / expenses	2’215	1’441	-2’175	-447	2’036
Restructuring and other related charges	759	730	5’709	12’759	6’391
Transaction related expenses and adjustments	12’934	7’286	13’047	5’988	562
Foreign exchange losses on external debt	-590	982	2’601	-252	-371
Pension related income, net	-2’360	-929	-1’025	-1’025	-2’076
Other	-5’197	-182	287	-5’239	4’839
Adj. EBITDA	36’756	31’245	34’480	42’197	48’073
Adj. EBITDA margin	7.4%	6.9%	7.6%	9.0%	9.1%

For historical comparisons to the Shyft Group results, adjustments reflected in the table above do not include non-cash stock-based compensation expense.

Net Debt ($k)	Dec 31, 2024	Mar 31, 2025	Jun 30, 2025	Sep 30, 2025	Dec 31, 2025
Current portion of long-term debt	23’494	24’482	27’310	25’063	46’908
Long-term debt, less current portion	471’817	512’764	561’325	628’359	548’050
Total debt	495’311	537’246	588’636	653’422	594’958
Subtract
Cash and cash equivalents	80’953	63’989	83’484	125’971	98’512
Subordinated Shareholder Loans	51’982	53’775	58’845	58’897	59’101
Net Debt	362’376	419’482	446’306	468’554	437’345

Net debt as defined in our Credit Facility Agreement, excluding long-term subordinated shareholder loans